UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2019

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 2, 2019, the Board of Directors of Saia, Inc. (the “Company”) named Frederick J. Holzgrefe, III as President and Chief Operating Officer.  Mr. Holzgrefe will retain the title of Chief Financial Officer while a search for his successor is conducted.  The Compensation Committee of the Board of Directors approved a new compensation package for Mr. Holzgrefe in connection with his appointment as President and Chief Operating Officer of the Company.  Beginning January 2019, Mr. Holzgrefe will receive an annual base salary of $550,000.  Going-forward, Mr. Holzgrefe will receive an annual cash incentive award with a target payout equal to 85 percent of his annual base salary.  In 2019, he will receive long-term equity incentive awards with a target equal to 180 percent of his annual base salary.  The long-term equity incentive awards will be comprised of the same mix of awards as other executive officers of the Company (currently 50 percent in performance stock units; 25 percent in stock options and 25 percent in restricted stock).

Also effective January 2, 2019, the Board of Directors elected Mr. Holzgrefe as a Class II director of the Company for a term expiring at the 2019 annual meeting of stockholders.  The Company issued a press release announcing Mr. Holzgrefe’s promotion and election to the Board, which is attached as Exhibit 99.1.

Other than the compensation arrangements described above, there is no arrangement or understanding between Mr. Holzgrefe and any other person pursuant to which he is being appointed as President and Chief Operating Officer or elected as a director.  There are no family relationships between Mr. Holzgrefe and any director or executive officer of the Company and there are no relationships or related transactions between Mr. Holzgrefe and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

99.1	Press release of Saia, Inc. dated as of January 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: January 7, 2019	/s/ Stephanie R. Maschmeier
Stephanie R. Maschmeier
Controller and Principal Accounting Officer